Exhibit 10.36

BIMCO	SHIPMAN 2009 STANDARD SHIP MANAGEMENT AGREEMENT PART I

1.	Place and date of Agreement		2. Date of commencement of Agreement (Cls. 2,12, 21 and 25) Upon the commencement of trading of shares of the Owners on the New York Stock Exchange or other internationally recognized stock exchange.
3.	Owners (name, place of registered office and law of registry) (Cl. 1)		4.	Managers (name, place of registered office and law of registry) (Cl. 1)

	(i)	Name: POSEIDON CONTAINERS HOLDINGS CORP.		(I)	Name: CONCHART COMMERCIAL INC.

	(ii)	Place of registered office: Marshall Islands		(II)	Place of registered office: Marshall Islands

	(iii)	Law of registry: Marshall Islands		(III)	Law of registry: Marshall Islands
5.	The Company (with reference to the ISM/ISPS Code) (state name and IMO Unique Company identification number. If the Company is a third party then also state registered office and principal place of business (Cls. 1 and 9(c)(i))		6.	Technical Management (state “yes” or “no” as agreed) (Cl. 4) NO
	(i) (ii)	Name: N/A IMO Unique Company Identification number: N/A	7.	Crew Management (state “yes or no” as agreed (Cl. 5(a)) NO
	(iii)	Place of registered office: N/A	8.	Commercial Management (state “yes or no” as agreed) (Cl. 6) YES

	(iv)	Principal place of business: N/A
9.	Chartering Services period (only to be filed in if “yes” stated in Box 8) (Cl. 6(a))		10.	Crew Insurance arrangements (state “yes” or “no” as agreed) - NO

	YES (as amended)			(i)	Crew Insurances’ (Cl. 5(b))
				(ii) Insurance for persons proceeding to see onboard (Cl 5(b)(i)): “only to apply if Crew Management (Cl.5(a)) agreed (see Box 7)
11.	Insurance arrangements (state “yes” or “no” as agreed) (Cl. 7) NO		12.	Optional insurances (state optional insurance(s) as agreed, such as piracy, kidnap and ransom, loss of hire and FD & D) (Cl. 10(a)(iv)) N/A
13.	Interest (state rate of interest to apply after the due date to outstanding sums) (Cl.9(a)) N/A		14.	Annual management fee (Cl. 12(a)) SEE CLAUSE 12(A)
15.	Manager’s nominated account (Cl. 12(a)) [TO BE ADVISED]		16.	Daily rate (state rate for days in excess of those agreed in budget) (Cl 12(c)) N/A
			17.	Lay-up period/number of months (Cl. 12(d)) N/A
18.	Number of months termination period (Cl. 21(a)) N/A		19.	Management fee on termination (state number of months to apply) (Cl 22(f)) N/A
20.	Severance Code (state maximum amount) (Cl 22(g)(ii))		21.	Dispute Resolution (state alternative Cl 23(a), 23(b) or 23(c), if Cl. 23(c)
			place of arbitration must be stated) (Cl. 23)
	N/A			23(a)

22.	Notices (state full style contact details for serving notice and communication to the Owners) (Cl. 24) c/o TECHNOMAR SHIPPING INC. 3-5 MENANDROU STREET 14561, KIFISSIA ATHENS - GREECE	23.	Notices (state full contact details for serving notice and communication to the Managers) c/o TECHNOMAR SHIPPING INC. 3-5 MENANDROU STREET 14561, KIFISSIA ATHENS - GREECE

It is mutually agreed between the party stated in Box 3 and the party stated in Box 4 that this Agreement consisting of PART I and PART II as well as Annexes “A” (Details of Vessel), “B” (Details of Crew), C (“Budget”), “D” (Associated vessels) and “E” (Fee Schedule) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes “A” “B”, “C” “D” and “E” shall prevail over those of PART II to the extent of such conflict but no further.

Signature(s) (Owners)	Signature(s) (Managers)

PART II

SHIPMAN 2009

Standard ship management agreement

SECTION 1 – Basis of the Agreement

1.	Definitions

In this Agreement save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them:

“Affiliate” means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the specified Person.

“Change in Majority Interests or Control” means (i) a transaction or series of transactions involving the sale, transfer or other disposition by the current owners of equity interests in the Owners (“Beneficial Owners”) to one or more Persons that are not, immediately prior to such sale, Affiliates of a Beneficial Owner, of more than 50% of the equity interests in the Owners; (ii) a transaction or series of transactions involving the sale, transfer or other disposition of all or substantially all of the assets of the Owners to one or more Persons that are not, immediately prior to such sale, transfer, or other disposition, Affiliates of a Beneficial Owner; (iii) any merger, consolidation or other business combination of the Owners in which Beneficial Owners immediately prior to such transaction cease to own more than 50% of the equity interests in the Owners (or equity interests of their successors) as a result of such transaction; or (iv) George Giouroukos is terminated by the Owners as the Owners’ Chief Executive Officer; provided, that in no event shall an initial public offering of equity interests of the Owners or its successor constitute a “Change in Majority Interests or Control.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise

“Managers” means the party identified in Box 4.

“Management Services” means the services specified in SECTION 2 - Services (Clauses 4 through 7) as indicated affirmatively in Boxes 6 through 8, 10 and 11, and all other functions performed by the Managers under the terms of this Agreement.

“Manager Change of Control” means (i) a transaction or series of transactions involving the sale, transfer or other disposition by George Giouroukos to one or more Persons that are not, immediately prior to such sale, Affiliates of George Giouroukos, of more than 50% of the equity interests in the Managers; or (ii) any merger, consolidation or other business combination of the Managers in which George Giouroukos immediately prior to such transaction ceases to own more than 50% of the equity interests in the Managers (or equity interests of their successors) as a result of such transaction”.

“Owners” means the party identified in Box 3.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

“Subsidiary(ies)” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination by such Person, by one or more Persons Controlled by such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Person Controlled by such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, one or more Persons Controlled by such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Persons Controlled by such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“TCMC” means Technomar Crew Management Corporation, a crew manning company affiliated to the Technical Managers with registered offices in Manila, Philippines.

“Technical Managers” means Technomar Shipping Inc., a Liberian corporation.

PART II

SHIPMAN 2009

Standard ship management agreement

“Technical Management Agreement” means, with respect to any Vessel, the agreement with respect to technical management services between the registered owner of such Vessel and the Technical Managers;

“Technical Management fee” means the Management Fee the Owners have agreed with the Technical Manager as stated in Box 14 of the relevant Technical Management Agreement

“Vessel’s Earnings Account” means the bank account in the name of the Owners where all such Vessel’s Income is collected.

“Vessel” means each vessel now or hereinafter owned by the Owners or any of its Subsidiaries.

“Volume Weighted Average Price” means the ratio of the value traded to total volume traded over a given period of time.

2.	Commencement and Appointment

With effect from the date stated in Box 2 for the commencement of the Management Services and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree to act as the Managers of the Vessel in respect of the Management Services.

3.	Authority of the Managers

Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall carry out the Management Services in respect of the Vessel as agents for and on behalf of the Owners. The Managers shall have authority to take such actions as they may from time to time in their absolute discretion consider to be necessary to enable them to perform the Management Services in accordance with sound ship management practice, including but not limited to compliance with all relevant rules and regulations.

SECTION 2 – Services

4.	Technical Management N/A

(only applicable if agreed according to Box 6).

5.	Crew Management and Crew Insurances N/A

(a) Crew Management

(only applicable if agreed according to Box 7)

6.	Commercial Management

(applicable as agreed according to Box 8).

The Managers shall provide the following services for the Vessel in accordance with the Owners’ instructions, which shall include but not be limited to:

(a)   Marketing the Vessel and providing evaluations of possible future earnings and period of employment arranged for the Vessel that will become available for further employment and for ships that are considered/negotiated to be purchased by the Owner;

(b)   Seek and negotiate employment for the Vessel including the negotiations and execution of charter parties or other contracts related to the employment of the Vessel(s). Prior to conclusion of negotiations, the Managers will seek Owners approval for the range of Freight or Hire rate, the period of employment and approval of possible Charterers. Managers will also provide the Owners with any obtained references for the potential Charterers’ reputation and their past performances;

(c)   Follow-up the developments of the market and keep Owners daily advised, for recent market developments and fixture reports;

(d)   Follow up the developments related to new rules and regulations with respect to trading and cargo restrictions, including but not limited to those issued by the United States and any such regulations issued by the United Nations, and including recommendations from recognised shipping entities such as the IMO, Bimco, the National Shipbrokers Association etc.;

PART II

SHIPMAN 2009

Standard ship management agreement

(e)   Participate in and follow up on international events organized by various national and international bodies, shipping forums, workshops and conferences, where charterers, brokers and/or various agents meet to exchange information and discuss market developments;

(f)   Co-ordinating with charterers and Technical Managers of the Vessel, for arranging the provision of bunker fuels quantity as required for the Vessel’s trade and relevant charter party;

(g)   Voyage estimation and assistance in the calculation of hire, freights, demurrage and/or despatch monies due from or due to the charterers of the Vessel. Assist in the collection of any sums due to the Owners related to the commercial operation of the Vessel;

(h)   Conveying voyage instruction issued by Charterers to Technical Managers and follow up compliance with the provisions of the relevant Charter party;

(I)   Communicate with Agents, whenever is deemed necessary, to collect information related to ship’s position and cost related issues or other information needed for any commercial evaluation or estimation;

(j)   Negotiate M.O.A. details as per Owners’ authority and follow up the sale & purchase transactions until the completion of delivery procedures under M.O.A. provisions, it being understood that no fee shall be charged for such service;

(k)   In accordance with the Owners’ instructions, arranging the pre-purchase inspections of vessels, arranging the pre-purchase class records inspections of vessels, arranging the preparation of the pre-purchase reports; provided, however, the Managers may subcontract the services described in this Clause 6(k) to the Technical Manager; and provided, further, that no fee shall be payable by the Owners for such services, but the Owners shall reimburse the Managers and/or the Technical Managers for any expenses incurred by the Managers and/or the Technical Managers in relation to such services;

(l)   Coordinate with the Technical Managers with respect to (i) the obligations of the registered owner of any Vessel, always in compliance with the obligations of any such registered owner under the terms and conditions applicable to it under the relevant Technical Management Agreement, (ii) consolidation of accounts, budgets and other materials as may be requested by the Owners with respect to the Vessels for which the Technical Managers provide management services under a Technical Management Agreement, and (iii) the scope of management services required of the Technical Manager under a Technical Management Agreement in relation to any charterparty for a Vessel;

(m)  Prepare consolidated accounts as may be reasonably requested by the Owners incorporating and consolidating individual accounts for each Vessel prepared by the Technical Managers; provided, however, the Managers may subcontract the services described in this Clause 6(m) to the Technical Manager; and

(n)  Deliver to the Technical Managers a copy of each Charterparty for a Vessel.

7.	Insurance Arrangements N/A

(only applicable if agreed according to Box 11).

SECTION 3 – Obligations

8.	Managers’ Obligations

(a) The Managers undertake to use their best endeavours to provide the Management Services as agents for and on behalf of the Owners (in accordance with sound Shipbrokers practice) and to promote the interests of the Owners in all matters relating to the provision of services hereunder.

Provided however, that in the performance of their management responsibilities under this Agreement, the Managers shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their

PART II

SHIPMAN 2009

Standard ship management agreement

management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their discretion, reasonably exercised, consider to be fair and reasonable, but in no circumstances shall the Vessel be managed in a manner which is less favourable to the interests of the Owners.

Notwithstanding anything contained herein to the contrary, the Manager shall at all times devote a sufficient amount of its time, resources and personnel to provide the services contemplated by this Agreement, and during the term of this Agreement, the Manager shall give priority to the Vessel(s) covered hereby in seeking employment and charters over any and all other vessels that may come or currently are under the management of the Managers.

(b)  The Manager in providing the Management Services will at all times comply with, without limitation, the U.S. Foreign Corrupt Practices Act, any applicable country legislation implementing the OECD Convention on combating Bribery of Foreign Public Officials in International Business Transactions, and any applicable anti-bribery, anti-terrorism, economic sanction and anti-money laundering legislation, law, regulation, regulatory procedure, rule, convention or treaty; in addition, the Manager shall not employ any persons, nor subcontract with any person or entity, to perform any of its obligations under this Agreement that is a person or entity designated or identified as Specially Designated National, a party subject to sanctions, a foreign terrorist organization or an organization that provides support to a foreign terrorist organization by the United States Government or any branch or department thereof (including, but not limited to, the Office of Foreign Asset Control).

9.	Owners’ Obligations

(a)  The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement.

(b) Deleted.   N/A

(c) Deleted.   N/A

(d)   Deleted.   N/A

(e) Deleted   N/A

SECTION 4 – Insurance, Budgets, Income, Expenses and Fees

10.	Insurance Policies Deleted. N/A

11.	Expenses Paid on Behalf of Owners

(a) Deleted   N/A

(b) All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners (including expenses as provided in Clause 12(c)) will be arranged to be paid to the Manager by the Technical Managers by using amounts out of the Vessel’s Earnings Account.

 (c)  Deleted.   N/A.

12.	Management Fee and Expenses

(a) The Owners shall pay to the Managers a commission of one and one quarter percent (1.25%) on all monies earned by the Owners on each Vessel fixture (“Commission”), which shall be payable on receipt of freights, demurrage, hire as received by the Technical Managers or the Owners (as the case may be) and be payable to the Managers’ nominated account stated in Box 15;

(b) Deleted.   N/A

PART II

SHIPMAN 2009

Standard ship management agreement

(c) The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff, facilities and stationery. Without limiting the generality of this Clause 12 (Management Fee and Expenses) the Owners shall reimburse the Managers for, reasonable travelling and accommodation expenses, and other reasonable out of pocket expenses properly incurred by the Managers in pursuance of the Management Services such as travelling in order to assist in settlements of disputes and outstanding accounts as requested by Owners, it being understood that the Managers shall not make any expenditure in the aggregate in excess of $20,000 in any given calendar month, without the prior written consent of the Owners.

(d) Deleted.   N/A

(e) Deleted.   N/A

13.	Budgets and Management of Funds

(a)  Deleted.   N/A

(b) Deleted.   N/A

(c) Deleted.   N/A

(d) Deleted.   N/A

(e) Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use or commit their own funds to finance the provision of the Management Services.

14.	Trading Restrictions. The Managers shall coordinate with the Owners and the Technical Managers with respect to any trading restrictions to any Vessel(s).

15.	Replacement. Deleted. N/A

16.	Managers’ Right to Sub-Contract

Except as expressly permitted by Clauses 6(k) and (m) and Clause 18(f) and except to its Affiliates, the Managers shall not subcontract any of their obligations hereunder without the prior written consent of the Owners. In the event of such a sub-contract the Managers shall remain fully liable for the due performance of their obligations under this Agreement. For sake of clarity it is agreed that the Involvement of brokers for concluding/fixing any charter is not to be considered as subcontracting

17.	Responsibilities

(a) Force Majeure - Neither party shall be liable for any loss, damage or delay due to any of the following force majeure events and/or conditions to the extent that the party invoking force majeure is prevented or hindered from performing any or all of their obligations under this Agreement, provided they have made all reasonable efforts to avoid, minimise or prevent the effect of such events and/or conditions:

(i)	acts of God;

(ii)	any Government requisition, control, intervention, requirement or interference;

(iii)	any circumstances arising out of war, threatened act of war or warlike operations, acts of terrorism, sabotage or piracy, or the consequences thereof;

(iv)	riots, civil commotion, blockades or embargoes;

(v)	epidemics;

(vi)	earthquakes, landslides, floods or other extraordinary weather conditions;

(vii)	strikes, lockouts or other industrial action, unless limited to the employees (which shall not include the Crew) of the party seeking to invoke force majeure;

PART II

SHIPMAN 2009

Standard ship management agreement

(viii)	fire, accident, explosion except where caused by negligence of the party seeking to invoke force majeure; and

(ix)	any other similar cause beyond the reasonable control of either party.

(b)      Liability to Owners

(i)

Without prejudice to Sub-clause 17(a), the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services UNLESS same is proved to have resulted solely from the gross negligence or wilful default of the Managers or their employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers’ liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of ten (10) times the annual Technical Management Fee payable by the Owners to the Technical Managers as per relevant Technical Management Agreement.

(ii)	Acts or omissions of the Crew – Deleted. N/A

(c)     Indemnity - Except to the extent and solely for the amount therein set out that the Managers would be liable under Sub-clause 17(b), the Owners hereby undertake to keep the Managers and their employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of this Agreement, and against and in respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement.

(d)     “Himalaya” - It is hereby expressly agreed that no employee or agent of the Managers (including every sub-contractor from time to time employed by the Managers) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 17 (Responsibilities), every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 17 (Responsibilities) the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

18.	General Administration

(a)     The Managers shall keep the Owners informed in a timely manner of any incident of which the Managers become aware which gives or may give rise to material delay to the Vessel or material claims or disputes involving third parties.

(b)     The Managers shall assist the handling and settlement of claims and disputes arising out of the Management Services hereunder, unless the Owners instruct the Managers otherwise.

(c)     Deleted   N/A

(d)     Deleted.   N/A.

PART II

SHIPMAN 2009

Standard ship management agreement

(e)     On giving reasonable notice with respect to proposed dates and the scope of inquiry,, the Owners may request, and the Managers shall in a timely manner make available, all documentation, information and records in respect of the matters covered by this Agreement and the Managers shall permit the Owners during regular business hours to inspect the Manager’s premises, audit records and accounts and meet with executive personnel.

(f)     The Managers shall provide monthly financial reports, or other necessary reports reasonably required, to enable the Owners to fulfil on a timely basis any applicable public reporting requirement that is or may become applicable to them following an initial public offering of equity interests in the Owners, or its successors, provided that the Owners have given the Managers advance written notice of which reports are so required, the form and content required for such reports and reasonably sufficient time to hire or retain additional personnel to prepare such reports; and provided further that the Managers and the Owners have agreed on the additional costs and expenses to be borne by the Owners and paid to the Managers for performing such services. If the Owners determine in their sole discretion that they will likely be unable to, or be unable to without an unreasonable effort or expense, timely file any public reports or believe they are likely to receive a “material weakness” qualification from their auditors with respect to their internal controls, in either case due to the Managers’ failure or probable failure to provide necessary information with the required timeframe, then the Managers hereby agree to give authorized employees of the Owners, their accountants or other designated personnel or advisors access to such documents, books, records, data other information and staff of the Managers and their affiliates (for the avoidance of doubt only being the Technical Manager and TCMC), and related to the matters covered by, or services provided by the Mangers under, this Agreement as is reasonably required to permit the Owners to timely meet any reporting obligations to which they are at any time obligated, or choose to comply, or to remedy the deficiency with respect to their internal controls as required, or as may be required, by Section 404 of the U.S. Sarbanes Oxley Act. The Managers further agree to cause their affiliates (the Technical Managers and TCMC ) and their employees to cooperate with the designated representatives and the designated representatives shall be entitled to meet with such employees and/or request information from such affiliates (the Technical Managers and TCMC ) or the employees in order to obtain information in respect of the matters covered by this Agreement that is reasonably necessary to permit the Owners to timely meet any reporting obligations to which they are at any time obligated, or choose to comply, or to remedy the deficiency with respect to their internal controls as required, or as may be required, by Section 404 of the U.S. Sarbanes Oxley Act. Notwithstanding anything to the contrary, neither the Managers nor their affiliates (the Technical Managers and TCMC ) or their respective employees shall be required to provide any information that is not in respect of the matters covered by, or services provided by the Mangers under, this Agreement. The Owners shall bear all costs and expenses associated with the designated representatives services. Notwithstanding anything to the contrary contained herein, the Manager shall not be liable for any failure to timely provide the reports required hereunder so long as the Manager has otherwise complied with the provisions under this Clause 18(f); provided, however, the Managers may subcontract the services described in this Clause 18(f) to the Technical Manager.

(g)     On giving reasonable notice, the Managers may request, and the Owners shall in a timely manner make available, all documentation, information and records reasonably required by the Managers to enable them to perform the Management Services.

(h)     Any reasonable costs incurred by the Managers in carrying out their obligations according to this Clause 18 (b) (General Administration) shall be reimbursed by the Owners.

19.	Inspection of Vessel. Deleted N/A

20.	Compliance with Laws and Regulations

The Parties will not do or permit to be done anything which is reasonably likely to cause any breach or infringement of the laws and regulations of the Flag State, or of the places where the Vessel trades, nor shall either of the parties act in any manner which is prohibited under United States laws or regulations related to foreign trade controls or international boycotts nor in any manner prohibited for U.S. domestic concerns, issuers or persons under the United States Foreign Corrupt Practices Act.

21.	Duration of the Agreement

PART II

SHIPMAN 2009

Standard ship management agreement

(a)This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated in accordance with Clause 22 (Termination).

(b)  Deleted N/A

22.	Termination -

(a)  Owners’ or Managers’ default.

(i)   Owners’ default

If the Owners fail to meet their obligations under this Agreement, the Managers may give notice to the Owners requiring them to remedy it. In the event that the Owners fail to remedy it within twenty (20) days to the reasonable satisfaction of the Managers, the Managers shall be entitled to terminate this Agreement with immediate effect by giving notice to the party in default.

(ii)  Managers’ default

The Owners may terminate this Agreement for Cause (as hereinafter defined), and only after the Owners have provided the Managers with notice of such Cause and such Cause has not been cured within twenty (20) days of such notice; provided, however, that if any Cause is incapable of being cured, then no notice and cure period shall be required. “Cause” means any of the following:

(1)         the Managers are or have been (i) grossly negligent in their performance of the services or (ii) have engaged in (a) willful misconduct, or (b) bad faith, or (c) fraud that, in the case of (i) or (ii)(a) or (ii)(b) or (ii)(c), is reasonably likely to cause a material adverse effect on the Owners;

(2)         the Managers willfully fail to cooperate in any government, agency, regulatory or external self-governing body investigation that could have a material adverse effect on the Owners;

(3)         the Managers or any of their directors, officers or employees are convicted or plead nolo contendere to a felony or a misdemeanor involving moral turpitude that is reasonably likely to cause a material adverse effect on the Owners;

(4)         the Managers or any of their respective directors, officers or employees commit any material violation of any U.S. federal law regulating securities or the business of the Owners without having relied on the legal advice of the Owners’ attorneys to perform or omit to perform the act resulting in such violation or the Managers are the subject of any final order, judicial or administrative, obtained or issued by the United States Securities and Exchange Commission, for any securities violation involving fraud that is reasonably likely to cause a material adverse effect on the Owners ; and

(5)         A wilful material breach of the obligations of the Managers under this Agreement that is reasonably likely to cause a material adverse effect on the Owners.

(b)   Notwithstanding Sub-clause 22(a):

(i)    The Managers shall be entitled to terminate the Agreement with respect to any particular Vessel with immediate effect by giving notice to the Owners if any monies payable by the Owners with respect to such Vessel hereunder shall not have been received in the Managers’ nominated account within twenty (20) days of receipt by the Owners of the Managers’ written request, or if such Vessel is repossessed by the Mortgagee(s).

(ii)   The Managers shall be entitled to terminate this Agreement with immediate effect by giving notice to the Owners within a six (6) month period following a Change in Majority Interests or Control.

(iii)  The Owners shall be entitled to terminate this Agreement with immediate effect by giving notice to the Managers within a six (6) month period following a Manager Change of Control.

(c)  Extraordinary Termination

Deleted   N/A

(d)  Deleted   N/A

(e)   Deleted   N/A

(f)   This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver or administrator is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

PART II

SHIPMAN 2009

Standard ship management agreement

(g)   Deleted   N/A

(h)  Deleted   N/A

(i) Deleted.

(ii) Deleted.

(i)    On the termination, for whatever reason, of this Agreement, the Manager shall arrange to deliver to the Owners, if so requested, and upon reasonable notice, the originals where possible, or otherwise certified copies, of all contracts Charter-parties and all documents specifically relating the Vessel and the Management Services provided under this Agreement. The Manager will ensure that such documents will be available for a period of two years following the termination of this Agreement.

(j)    The termination of this Agreement shall be without prejudice to all rights accrued between the parties prior to the date of termination, including specifically the right of the Managers to receive the Commission, with respect to any charter of a Vessel delivered thereunder prior to the date of such termination for the period during which such charter continues beyond the date of such termination; provided that, in the event of termination of this Agreement for “Cause”, by the Owners pursuant to Clause 22(a)(ii), no Commission shall be due or payable to the Managers hereunder for any period after the date of such termination, and all of the Managers’ right, title and interest to any Commission hereunder shall, and shall be deemed to, be transferred to the Owners effective as of the date of such termination, and the Managers hereby undertake and agree to execute any instrument and otherwise perform any act reasonably necessary to effect or confirm such transfer.

Furthermore, if the Agreement is terminated by the Managers pursuant to Clause 22(b)(ii) or by the Owners for any reason other than Sections 22(a)(ii) and 22(b)(iv), the Managers shall be entitled to a lump sum payment in the amount equal to thirty-six (36) times the amount of average monthly Commission paid or accrued to the Managers in the twelve (12) month period preceding such termination.

23.	BIMCO Dispute Resolution Clause

(a)  This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall to be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and gives notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

(b)  This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Agreement shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any

PART II

SHIPMAN 2009

Standard ship management agreement

two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.

In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.

(c)  This Agreement shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.

(d)  Notwithstanding Sub-clauses 23(a), 23(b) or 23(c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Agreement.

(i)	In the case of a dispute in respect of which arbitration has been commenced under Sub-clauses 23(a), 23(b) or 23(c) above, the following shall apply:

(ii)

Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to mediation;

(iii)

The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator;

(iv)

If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties;

(v)	The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest;

(vi)

Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration;

(vii)	Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator’s costs and expenses; and

(viii)

The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.

(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)

(e)  If Box 21 in Part I is not appropriately filled in, Sub-clause 23(a) of this Clause shall apply.

Note: Sub-clauses 23(a), 23(b) and 23(c) are alternatives; indicate alternative agreed in Box 21. Sub-clause 23(d) shall apply in all cases.

PART II

SHIPMAN 2009

Standard ship management agreement

24.	Notices

(a)  All notices given by either party or their agents to the other party or their agents in accordance with the provisions of this Agreement shall be in writing and shall, unless specifically provided in this Agreement to the contrary, be sent to the address for that other party as set out in Boxes 22 and 23 or as appropriate or to such other address as the other party may designate in writing.

A notice may be sent by registered or recorded mail, facsimile, electronically or delivered by hand in accordance with this Sub-clause 24(a).

(b)  Any notice given under this Agreement shall take effect on receipt by the other party and shall be deemed to have been received:

(i)	if posted, on the seventh (7th) day after posting;

(ii)	if sent by facsimile or electronically, on the day of transmission; and

(iii)	if delivered by hand, on the day of delivery.

And in each case proof of posting, handing in or transmission shall be proof that notice has been given, unless proven to the contrary.

25.	Entire Agreement

This Agreement constitutes the entire agreement between the parties and no promise, undertaking, representation, warranty or statement by either party prior to the date stated in Box 2 shall affect this Agreement. Any modification of this Agreement shall not be of any effect unless in writing signed by or on behalf of the parties.

26.	Third Party Rights

Except to the extent provided in Sub-clauses 17(c) (Indemnity) and 17(d) (Himalaya), no third parties may enforce any term of this Agreement.

27.	Partial Validity

If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability, or, if such amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent of such illegality, invalidity or unenforceability, and the remaining provisions shall continue in full force and effect and shall not in any way be affected or impaired thereby.

28.	Interpretation

In this Agreement:

(a)  Singular/Plural

The singular includes the plural and vice versa as the context admits or requires.

(b)  Headings

The index and heading to the clauses and appendices to this Agreement are for convenience only and shall not affect its construction or interpretation.

(c)  Day

“Day” means a calendar day unless expressly stated to the contrary.

Additional Clauses 29 through 30 shall be incorporated into the terms of this Agreement:

PART II

SHIPMAN 2009

Standard ship management agreement

29.

Acts of the Technical Manager. Notwithstanding anything contained in this Agreement to the contrary, the Owners shall have no liability, through indemnification or otherwise, for any damages, losses, or claims of any kind whatsoever of the Managers arising from or in any way related to the acts or omissions of the Technical Managers, nor shall the Managers have any right to terminate this Agreement for any circumstance or event arising out of or in any way related to any acts or omissions of the Technical Managers.

30.

Owners’ Right to Assign. The Owners may assign all of their rights under this Agreement to any mortgagee of the Vessel provided that such assignment shall not otherwise prejudice the rights of the Managers to terminate this Agreement pursuant to the terms hereof. Upon satisfaction of the condition set forth in the first sentence of this Clause 30, the Managers hereby agree to enter into an acknowledgment of such assignment in such form as the mortgagee may reasonably request.